UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 20, 2017

PPG INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	001-1687	25-0730780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One PPG Place, Pittsburgh, Pennsylvania		15272
(Address of principal executive offices)		(Zip Code)

(412) 434-3131
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.
At its 2017 Annual Meeting of Shareholders, the shareholders of PPG Industries, Inc. (the “Company”) voted on the following matters:

1.	The four nominees for director were elected to serve three-year terms ending in 2020 as follows:

Nominees	Votes For	Votes Against	Votes Abstained	Broker Non-Votes
Stephen F. Angel	173,078,427	9,841,919	300,505	30,046,065
Hugh Grant	176,834,840	6,070,778	315,233	30,046,065
Melanie L. Healey	182,107,623	784,922	328,306	30,046,065
Michele J. Hooper	178,558,822	4,321,224	340,805	30,046,065
The following continuing directors did not stand for re-election at the 2017 Annual Meeting of Shareholders (the year in which each director’s term expires is indicated in parenthesis): Victoria F. Haynes (2018), Michael W. Lamach (2018), Martin H. Richenhagen (2018), James G. Berges (2019), John V. Faraci (2019) and Michael H. McGarry (2019).

2.	The proposal to approve the compensation of the Company’s named executive officers on an advisory basis was approved as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
172,344,194	9,291,334	1,584,947	30,046,441

3.
On the proposal to recommend the frequency of future advisory votes on the compensation of the Company’s named executive officers, the Company’s shareholders recommend that such votes be held annually as follows:

One Year	Two Years	Three Years	Votes Abstained	Broker Non-Votes
166,549,149	498,747	15,066,526	1,106,053	30,046,441

4.	The proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2017 was approved as follows:

Votes For	Votes Against	Votes Abstained
207,649,571	5,170,209	447,136
There were no broker non-votes with respect to this matter.

As of the record date of the 2017 Annual Meeting, 256,659,171 shares of common stock were issued and outstanding.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PPG INDUSTRIES, INC.
(Registrant)

Date: April 25, 2017	By:	/s/ Michael H. McGarry
Michael H. McGarry
Chairman and Chief Executive Officer